UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

CHARTWELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	005-59509 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

1124 Smith Street, Suite 304

Charleston, WV 25301

(Address and telephone number of principal executive offices) (Zip Code)

(304) 345-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 13, 2006, Belville Mining Company (“Belville”), a wholly-owned subsidiary of Chartwell International, Inc. (the “Company”) completed the acquisition of coal rights located on real property in the Townships of Symmes, Decatur and Washington, Lawrence County, Ohio (the “Mineral Rights”). The Company previously filed a Form 8-K (File No. 000-51342) on January 6, 2006 that it entered into that certain Asset Purchase Agreement with the Estate of Emily Lucy C. Burch, aka Emily Lucy C. Wingert (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, Belville acquired the Mineral Rights for a net purchase price of $102,500 in cash less certain transaction costs and expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC.,
a Nevada Corporation

Dated: April 19, 2006	By: /s/ Paul Biberkraut
Name: Paul Biberkraut
Title: Chief Financial and Administrative Officer

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